Exhibit 10.1

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS PROMISSORY NOTE NOR ANY SECURITIES THAT MAY BE ACQUIRED PURSUANT TO THE TERMS HEREOF MAY BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE SECURITIES LAWS OR AN AVAILABLE EXEMPTION THEREFROM.

PROMISSORY NOTE

Principal Amount: Up to US$1,000,000	Effective as of October 20, 2026

FOR VALUE RECEIVED, Aterian, Inc., a Delaware corporation (the “Borrower”), promises to pay to the order of CHEN ZHIPENG (the “Lender”), the principal sum of up to One Million Dollars (US$1,000,000), or such lesser amount as shall constitute the Outstanding Amount from time to time under this Note, on the terms and conditions set forth below. The Outstanding Amount shall be payable in cash or, at the election of the Lender and subject to the terms and conditions of this Note, all or any portion thereof may instead be satisfied through (i) the application of such portion toward the purchase of PIPE Securities pursuant to Section 5 or (ii) if no PIPE Financing has been consummated prior to the Stated Maturity Date, the conversion of such portion into Maturity Conversion Shares pursuant to Section 6, in each case subject to Section 7. All payments in cash (if any) under this Note shall be made by check or wire transfer of immediately available funds to such account as the Lender may from time to time designate by written notice in accordance with the provisions of this Note.

1.	Defined Terms. As used in this Note, the following terms have the meanings set forth below:

(a)	“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by applicable law to close.

(b)	“Common Stock” means the common stock, par value $0.0001 per share, of the Borrower.

(c)

“Exchange Cap” means the maximum number of shares of Common Stock (including shares underlying any convertible or exercisable securities) that may be issued or potentially issued pursuant to this Note and any transaction required to be aggregated herewith under the Nasdaq Rules without approval of the Borrower’s stockholders under Nasdaq Listing Rule 5635.

(d)	“Minimum Price” means the “Minimum Price” determined in accordance with Nasdaq Listing Rule 5635(d).

(e)	“Nasdaq” means The Nasdaq Stock Market LLC.

(f)	“Nasdaq Rules” means the rules, interpretations and requirements of Nasdaq applicable to the Borrower, including Nasdaq Listing Rules 5255 and 5635, in each case as then in effect.

(g)

“Outstanding Amount” means, as of any date of determination, the aggregate unpaid principal balance outstanding under this Note, after giving effect to all principal repayments made by or on behalf of the Borrower, together with all accrued and unpaid interest thereon.

(h)	“PIPE Financing” means a bona fide private placement by the Borrower of Common Stock or securities convertible into or exercisable for Common Stock to one or more investors for cash.

(i)

“PIPE Securities” means the same class and series of securities issued by the Borrower to the cash investors in a PIPE Financing, together with any warrants or other securities issued as part of the same investment unit or package.

2.

Maturity; Prepayment. The “Stated Maturity Date” shall be the date that is eight (8) months after the date of this Note, or such later date as may be mutually agreed in writing by the Borrower and the Lender, in which case such later date shall constitute the Stated Maturity Date for all purposes under this Note. Upon the occurrence of a PIPE Financing prior to the Stated Maturity Date, the Outstanding Amount shall be satisfied in accordance with the Lender’s election pursuant to Section 5, subject to the limitations set forth in Section 7. The Borrower may prepay all or any portion of the Outstanding Amount at any time before delivery of a PIPE Notice (as defined below), without premium or penalty.

3.

Interest. The unpaid principal balance of each Advance shall bear interest at a rate of 8.0% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months and accruing daily from the date each Advance (as defined in Section 4(a) hereof) is funded until the principal amount thereof is repaid, converted or otherwise satisfied pursuant to this Note.

4.	Drawdown Requests.

(a)

The principal amount available under this Note may be drawn down from time to time before the Stated Maturity Date upon written request by the Borrower to the Lender (each, a “Drawdown Request”), substantially in the form set forth in Exhibit B hereto. Each funding made by the Lender pursuant to a Drawdown Request is referred to herein as an “Advance”; provided that the aggregate principal amount of all Advances funded under this Note shall not exceed US$1,000,000. Once an Advance has been funded, the amount thereof shall not become available for reborrowing, even if repaid. No commitment fee, drawdown fee or similar fee shall be payable to the Lender in connection with any Drawdown Request or Advance.

(b)	Drawdown and Payment Procedure

(i)

Each Drawdown Request shall specify the amount requested and the proposed use of the requested funds, and certify that the requested Advance will not be used to fund any payment designated to be paid from asset sale proceeds or other designated “go-forward fund payment” reserved for such payment. “Go-forward funds” shall mean the funds that have been reserved by the Company as of the date hereof to pay for the expenses identified in the Expenditure Forecast Report (as defined in Section 4(c) hereof).

(ii)

Following receipt of a Drawdown Request, the Lender may raise questions or concerns regarding the Drawdown Request or request additional information or supporting documentation relating thereto. The Borrower shall promptly respond to any such questions or concerns and provide any such reasonably requested information or documentation.

(iii)

If the Lender has no questions or concerns regarding a Drawdown Request, or following the reasonable resolution of any questions or concerns raised by the Lender and the provision of any reasonably requested information or documentation, the Lender shall provide its written approval of the applicable Drawdown Request by electronic mail (the “Drawdown Approval”).

(iv)

Within four (4) Business Days following delivery of the Drawdown Approval, the Lender shall fund the approved Drawdown Request by wire transfer of immediately available funds to the account specified in Exhibit B.

(v)

Prior to the release or disbursement of any such funds for payment to the applicable third party or third parties, the Borrower’s internal control function shall confirm that the applicable payment is consistent with, and has been approved pursuant to, the applicable Drawdown Approval.

The Borrower shall use the proceeds of the Advances solely for lawful corporate purposes, including working capital, operating expenses, and other legitimate business purposes approved by the Borrower’s board of directors or authorized management and in accordance with the applicable Drawdown Approval.

(c)

On the date of this Note, the Borrower shall provide the Lender with a good-faith forecast of the Borrower’s anticipated expenditures for the six (6)-month period following the date of this Note, including anticipated operating expenses, capital expenditures and other material disbursements (the “Expenditure Forecast Report”). Thereafter, on the fifteenth (15th) day and the last day of each calendar month through the then-applicable Stated Maturity Date, the Borrower shall provide the Lender with a summary of expenditures actually incurred since the date of the immediately preceding expense summary (or, in the case of the first such summary, since the date of this Note). Upon the Lender’s request, the Borrower shall provide reasonable supporting documentation evidencing the incurrence and payment of any expenditure included in such summary.

(d)	The Borrower shall not use the proceeds of the Advances for any unlawful purpose or in violation of applicable anti-corruption, sanctions, anti-money laundering, securities, or exchange control laws.

5.	Lender Election in Connection with PIPE Financing.

(a)

PIPE Notice. At least eighteen (18) calendar days prior to the anticipated closing of a PIPE Financing, the Borrower shall deliver to the Lender a written notice (the “PIPE Notice”) substantially in the form set forth in Exhibit C hereto, setting forth in reasonable detail:

(i)	the anticipated closing date of the PIPE Financing;

(ii)	the type and terms of the PIPE Securities;

(iii)	the purchase price and the material economic terms applicable to the investors participating in the PIPE Financing;

(iv)	the maximum portion of the Outstanding Amount that may be applied toward the purchase of PIPE Securities in compliance with the Nasdaq Rules, including the Exchange Cap; and

(v)	such other information reasonably requested by the Lender relating to the PIPE Financing and the transactions contemplated by this Section 5.

(b)

Election Right. The Lender shall have a one-time, irrevocable election, exercisable by written notice delivered to the Borrower not later than fifteen (15) calendar days prior to the anticipated closing date specified in the PIPE Notice (the “Election Notice”), substantially in the form set forth in Exhibit D hereto, to elect either:

(i)	repayment in cash of the entire Outstanding Amount at the closing of the PIPE Financing; or

(ii)

application of all or any portion of the Outstanding Amount designated by the Lender in the Election Notice toward the purchase of PIPE Securities at the closing of the PIPE Financing in accordance with this Section 5 and subject to Section 7, with the remaining portion of the Outstanding Amount to be paid in cash at such closing.

If the Lender fails to timely deliver an Election Notice, the Lender shall be deemed to have elected repayment in cash pursuant to clause (i).

(c)	Application of Outstanding Amount. If the Lender elects clause (ii) above, then immediately prior to, and contingent upon, the closing of the PIPE Financing:

(i)

the portion of the Outstanding Amount designated by the Lender in the Election Notice, to the extent permitted pursuant to Section 7, shall be applied in satisfaction of the purchase price payable for the PIPE Securities;

(ii)

the Lender shall execute the definitive purchase agreement and other transaction documents executed by the cash investors, subject to such modifications as are reasonably necessary to reflect the use of indebtedness in lieu of cash consideration; and

(iii)

the Lender shall receive PIPE Securities at the same purchase price and on substantially the same terms and conditions applicable to the cash investors participating in the PIPE Financing, except for such differences as are required by applicable law or are reasonably necessary to reflect the Lender’s status as an existing lender and the manner in which the purchase price is satisfied.

Upon issuance of the PIPE Securities, the corresponding portion of the Outstanding Amount shall be deemed irrevocably paid, satisfied and discharged.

(d)

Cash Payment of Remaining Amount. Any portion of the Outstanding Amount not designated by the Lender for application toward the purchase of PIPE Securities, together with any portion of the Outstanding Amount so designated that cannot be applied toward the purchase of PIPE Securities pursuant to Section 7, shall be due and payable in cash at the closing of the PIPE Financing.

(e)

Multiple Security Structures. If the PIPE Securities consist of more than one class or series of security or are issued as a unit or package, the Lender shall receive each component in the same proportion and at the same aggregate purchase price applicable to the cash investors. No fractional securities shall be issued, and any resulting fractional entitlement shall be rounded down to the nearest whole security.

(f)

Delayed or Modified Financing. If the PIPE Financing does not close on the anticipated closing date specified in the PIPE Notice, the Election Notice shall remain effective for any closing occurring within fifteen (15) calendar days thereafter, provided that the terms of the PIPE Financing are not modified in any material respect. If the PIPE Financing does not close within such period, or if the terms of the PIPE Financing are modified in any material respect, the Borrower shall deliver a new PIPE Notice and the Lender shall be entitled to make a new election pursuant to this Section 5.

6.

Conversion Right at Stated Maturity Date. If no PIPE Financing has been consummated prior to the then-applicable Stated Maturity Date, the Lender shall have a one-time, irrevocable election to convert all or any portion of the Outstanding Amount into shares of Common Stock (the “Maturity Conversion Shares”). The Lender may exercise such election by delivering written notice to the Borrower substantially in the form attached hereto as Exhibit E (the “Maturity Conversion Notice”) not later than fifteen (15) calendar days prior to the then-applicable Stated Maturity Date, specifying the portion of the Outstanding Amount to be converted. The portion of the Outstanding Amount designated by the Lender for conversion shall be converted into Maturity Conversion Shares at a conversion price per share equal to the Minimum Price, subject to Section 7. Any portion of the Outstanding Amount not designated for conversion, together with any portion that cannot be converted pursuant to Section 7, shall be due and payable in cash on the then-applicable Stated Maturity Date. If the Lender fails to timely deliver a Maturity Conversion Notice, the Lender shall be deemed to have elected repayment in cash of the entire Outstanding Amount on the then-applicable Stated Maturity Date.

7.	Nasdaq and Stockholder Approval Limitations.

(a)

Notwithstanding anything in this Note to the contrary, the Borrower shall not issue, and the Lender shall not be entitled to receive, any PIPE Securities or Maturity Conversion Shares pursuant to this Note to the extent that such issuance, alone or together with any other issuance required to be aggregated therewith under the Nasdaq Rules, would (i) exceed the Exchange Cap, (ii) result in a change of control requiring stockholder approval under Nasdaq Listing Rule 5635(b), or (iii) otherwise require stockholder approval under Nasdaq Listing Rule 5635, in each case unless the requisite stockholder approval has been obtained before such issuance.

(b)

In applying the Exchange Cap, the Borrower shall count all shares issued or potentially issuable in the PIPE Financing, under this Note and in any other transaction required to be aggregated therewith under the Nasdaq Rules. The Exchange Cap shall not terminate or become inapplicable by passage of time, repayment, amendment or otherwise unless the requisite stockholder approval has been obtained. Any shares issued pursuant to the transaction subject to the Exchange Cap shall not be entitled to vote on a proposal to approve an issuance above the Exchange Cap to the extent prohibited by the Nasdaq Rules.

(c)

As a condition to any issuance of PIPE Securities or Maturity Conversion Shares under this Note, the Borrower shall have submitted any notice or application required by Nasdaq Listing Rule 5255 or other applicable Nasdaq Rules, and such securities shall have been approved for listing on Nasdaq, subject to official notice of issuance, to the extent required by the Nasdaq Rules.

(d)

Any portion of the Outstanding Amount that cannot be applied toward the purchase of PIPE Securities or converted into Maturity Conversion Shares because of this Section 7 shall be paid by the Borrower in cash at the closing of the PIPE Financing or on the then-applicable Stated Maturity Date, as applicable. Nothing in this Note obligates the Borrower to seek stockholder approval.

8.	Securities Law Matters.

(a)

The Lender acknowledges that any PIPE Securities or Maturity Conversion Shares will be offered and issued pursuant to exemptions from registration under the Securities Act and applicable state securities laws and may be restricted securities. As a condition to receiving any such securities, the Lender shall make such investment representations as the Borrower may reasonably require to establish compliance with applicable securities laws, subject to reasonable modifications appropriate to the Lender’s circumstances.

(b)

The Lender shall not offer, sell, pledge, transfer or otherwise dispose of this Note or any PIPE Securities or any Maturity Conversion Shares except pursuant to an effective registration statement or an available exemption from registration and in compliance with applicable securities laws. Any certificates or book-entry statements evidencing PIPE Securities or Maturity Conversion Shares may bear customary restrictive legends.

9.

Application of Payments. All cash payments under this Note shall be applied first to any costs and expenses then due under this Note, then to accrued and unpaid interest and finally to the unpaid principal balance.

10.	Events of Default. The following shall constitute an event of default (“Event of Default”):

(a)

Failure to Perform Payment or Issuance Obligations. The failure by the Borrower to (i) pay any amount required to be paid in cash under this Note, or (ii) issue any PIPE Securities required to be issued pursuant to Section 5, (iii) issue any Maturity Conversion Shares required to be issued pursuant to Section 6, or (iv) following the funding by the Lender of one or more Advances for uses of proceeds approved by the Lender pursuant to Section 4, make the applicable payment or payments to the relevant third party or third parties in accordance with such approval, if (A) any such payment exceeds US$10,000 on an individual transaction basis or (B) the aggregate amount of such payments not made by the Borrower equals or exceeds US$50,000, provided that, solely with respect to clauses (i) through (iii) above, such failure shall continue for five (5) Business Days after such payment or issuance becomes due pursuant to the terms of this Note.

(b)

Voluntary Bankruptcy, Etc. The commencement by Borrower of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Borrower or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Borrower generally to pay its debts as such debts become due, or the taking of corporate action by Borrower in furtherance of any of the foregoing.

(c)

Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Borrower or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

(d)

Other than the breach set forth under (a) above, any other material breach by the Borrower of this Note that, if capable of cure, remains uncured for ten (10) Business Days after written notice thereof from the Lender.

11.	Remedies.

(a)

Upon an Event of Default specified in Section10(a) and 10(d) hereof, Lender may, by written notice to Borrower, declare this Note to be due immediately and payable, whereupon the Outstanding Amount and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)

Upon the occurrence of an Event of Default specified in Sections 10(b) and 10(c), the Outstanding Amount and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Lender.

12.

Material Nonpublic Information; Confidentiality. The Lender acknowledges and agrees that, in connection with the review and approval of proposed uses of proceeds, Drawdown Requests, PIPE Financings and the exercise of its rights under this Note, the Borrower may provide the Lender with confidential, proprietary and material nonpublic information concerning the Borrower and its affiliates (collectively, “Confidential Information”).

The Lender shall:

(i)

maintain the confidentiality of all Confidential Information and not disclose any Confidential Information to any person, except to the Lender’s directors, officers, employees, legal counsel, accountants, financial advisors and other professional advisors having a need to know such information (collectively, “Representatives”), provided that such Representatives are informed of the confidential nature thereof and are bound by confidentiality obligations no less restrictive than those set forth herein;

(ii)	use Confidential Information solely for purposes of evaluating and exercising its rights and performing its obligations under this Note;

(iii)

not purchase, sell, pledge, transfer or otherwise trade in any securities of the Borrower while in possession of material nonpublic information concerning the Borrower, except in compliance with applicable securities laws;

(iv)

not communicate, disclose, furnish or otherwise provide any material nonpublic information relating to the Borrower to any other person, nor engage in any “tipping” activity, in each case in violation of applicable securities laws; and

(v)	maintain reasonable administrative, technical and physical safeguards designed to prevent the unauthorized use, disclosure or dissemination of Confidential Information.

The obligations set forth in this Section shall continue with respect to any Confidential Information until such Confidential Information becomes publicly available other than as a result of a breach of this Section by the Lender or any of its Representatives.

13.

Waivers. To the fullest extent permitted by law and except to the extent such rights are expressly provided in this Note, Borrower and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Lender under the terms of this Note, and all benefits that might accrue to Borrower by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Borrower agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Lender.

14.

Unconditional Liability. Borrower hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Lender, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions of this Note, and agrees that additional Borrowers, endorsers, guarantors, or sureties may become parties hereto without notice to Borrower or affecting Borrower’s liability hereunder.

15.

Notices. All notices, statements or other documents which are required or contemplated by this Note shall be made in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

16.	Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

17.

Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

18.

Expenses. The Borrower shall pay to the Lender on demand by the Lender all costs and expenses incurred by the Lender in connection with the collection and enforcement of this Note, including, without limitation, reasonable attorneys’ fees and expenses and all court costs.

19.

Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Borrower and the Lender. No failure or delay in exercising any right under this Note shall operate as a waiver thereof.

20.

Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

21.

Entire Agreement; Counterparts; Electronic Signatures. This Note constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior discussions and understandings relating thereto. This Note may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Signatures delivered electronically or in portable document format shall be effective as originals.

[signature page follows]

IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

ATERIAN, INC.

By:	/s/ David E. Lazar
Name:	David E. Lazar
Title:	Chief Executive Officer

ACKNOWLEDGED AND AGREED:

CHEN ZHIPENG

By: /s/ CHEN ZHIPENG

EXHIBIT A

FORM OF DRAWDOWN REQUEST

Date: __________________

To: CHEN ZHIPENG

Reference is made to that certain Promissory Note dated as of ________, 2026 (the “Note”), by and between Aterian, Inc., as Borrower, and CHEN ZHIPENG, as Lender.

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Note.

Pursuant to Section 4(a) of the Note, the Borrower hereby requests an Advance on the following terms:

1. Requested Amount: US$________________________

2. Proposed Use of Funds: The requested Advance will be used for the following purpose(s):

3. Proposed Third-Party Payment(s)

If the requested Advance will be used to make payments to one or more third parties:

Payee: ___________________________________________

Purpose: _________________________________________

Amount: US$_______________________________________

Expected Payment Date: ____________________________

[Additional payees may be listed on an attachment.]

The Borrower certifies that the drawdown is not for any payment that shall be paid by the asset sale proceeds or the designated go-forward funds reserved.

ATERIAN, INC.

By: _______________________
Name:
Title: _
Date:

EXHIBIT B

FUNDING ACCOUNT

Pursuant to Section 4(b)(iv) of the Note, the Lender shall fund each approved Drawdown Request by wire transfer of immediately available funds to the following account:

Bank Name: ______________________________________

Bank Address: ____________________________________

ABA/Routing Number: ______________________________

SWIFT Code: ______________________________________

Account Name: ____________________________________

Account Number: __________________________________

Reference: ________________________________________

The Borrower represents that the account identified above is maintained in the name of the Borrower and is subject to the Borrower’s internal controls applicable to the release and disbursement of funds.

The wiring instructions set forth in this Exhibit A may be changed only by a written instrument executed by an authorized officer of the Borrower and acknowledged in writing by the Lender. No change communicated solely by electronic mail shall be effective unless separately confirmed in writing by the Lender.

BORROWER:

ATERIAN, INC.

By: ______________________________
Name:
Title:
Date: _

Exhibit C

Form of PIPE Notice

Date: _____________

To: CHEN ZHIPENG

Reference is made to that certain Promissory Note dated as of ___________, 2026 (the “Note”), by and between Aterian, Inc. (the “Borrower”) and CHEN ZHIPENG _ (the “Lender”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Note. Pursuant to Section 5(a) of the Note, the Borrower hereby delivers this PIPE Notice and provides the following information regarding the proposed PIPE Financing.

1.	Anticipated Closing Date

Anticipated Closing Date: ________________________

2.	PIPE Securities

Description of PIPE Securities: _____________________________________________

3.	Purchase Price and Material Economic Terms

Purchase Price: $________________ per share/security/unit

Material Economic Terms:

_______________________________________________________________________

4.	Exchange Cap Analysis

Maximum portion of the Outstanding Amount that may be applied toward the purchase of PIPE Securities in compliance with the Nasdaq Rules, including the Exchange Cap:

$________________________

5.	Election Deadline

Pursuant to Section 5(b) of the Note, the Lender’s Election Notice must be delivered no later than: ________________________

ATERIAN, INC.

By:

Name:

Title:

Exhibit D

FORM OF ELECTION NOTICE

Date: _____________

To: Aterian, Inc.

Reference is made to that certain Promissory Note dated as of ________, 2026 (the “Note”), by and between Aterian, Inc. (the “Borrower”) and CHEN ZHIPENG (the “Lender”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Note.

The undersigned hereby delivers this Election Notice pursuant to Section 5 of the Note with respect to the PIPE Financing described in the PIPE Notice dated ________, 20__.

The undersigned hereby irrevocably elects the following:

☐ Cash Repayment Election

The Lender hereby elects to receive repayment in cash of the Outstanding Amount in accordance with Section 5(b)(i) of the Note.

Wire Instructions:

Bank:

ABA/SWIFT:

Account Name:

Account Number:

☐ PIPE Securities Election

The Lender hereby elects to apply the following portion of the Outstanding Amount toward the purchase of PIPE Securities in accordance with Section 5(b)(ii) of the Note:

Amount to be applied toward the purchase of PIPE Securities: $________________

LENDER

CHEN ZHIPENG

By:

B-1

Exhibit E

Form of Maturity Conversion Notice

Date:

To: Aterian, Inc.

Reference is made to that certain Promissory Note dated as of ________, 2026 (the “Note”), by and between Aterian, Inc. (the “Borrower”) and CHEN ZHIPENG (the “Lender”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Note.

Pursuant to Section 6 of the Note, the Lender hereby irrevocably elects to convert the following portion of the Outstanding Amount into Maturity Conversion Shares:

Amount to be converted: $________________

LENDER:

CHEN ZHIPENG

By:______________________________

B-2